UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934
Date of Report (Date of Earliest Event Reported): January 6, 2024

ZILLOW GROUP, INC.
(Exact name of registrant as specified in its charter)

Washington	001-36853	47-1645716
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

1301 Second Avenue, Floor 36, Seattle, Washington		98101
(Address of principal executive offices)		(Zip Code)
(206) 470-7000
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Class A Common Stock, par value $0.0001 per share	ZG	The Nasdaq Global Select Market
Class C Capital Stock, par value $0.0001 per share	Z	The Nasdaq Global Select Market
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company     ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.    ☐

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
Appointment of J. William Gurley to the Board of Directors

On January 6, 2024, the Board of Directors (the “Board”) of Zillow Group, Inc. (the “Company” or “Zillow Group”) appointed J. William Gurley as a member of the Board, effective immediately.

Mr. Gurley serves as a general partner of Benchmark Capital, a venture capital firm, which he joined in 1999. Previously, he served as a partner of Hummer Windblad Venture Partners, a venture capital firm, a research analyst for Credit Suisse First Boston, an investment bank, and a design engineer at Compaq Computer Corporation, a manufacturer of computers and related components. Mr. Gurley currently serves on the board of directors of Stitch Fix, Inc., a publicly traded fashion personalization company, and Nextdoor Holdings, Inc., a publicly traded social networking company. Mr. Gurley previously served on the board of directors of Zillow Group, Inc. (including, its predecessor, Zillow, Inc.) from 2005 to 2015. Mr. Gurley holds a B.S. in Computer Science from the University of Florida and an M.B.A. from the University of Texas.

Mr. Gurley joins Mr. Blachford, Mr. Stephenson, and Ms. Thielke as a Class I director. In accordance with the Company’s Amended and Restated Articles of Incorporation and Amended and Restated Bylaws, Mr. Gurley’s initial term of board service will expire at the 2024 annual meeting of shareholders. Based on information provided by Mr. Gurley, and upon the review and recommendation of the Nominating and Governance Committee of the Board, the Board has determined that Mr. Gurley is “independent” as that term is defined under the applicable rules and regulations of the Securities and Exchange Commission and the listing requirements and rules of Nasdaq. At this time, Mr. Gurley has not been appointed to any Board committees.

Mr. Gurley will receive the standard compensation received by Zillow Group nonemployee directors, which consists of annual stock option grants pursuant to the Stock Option Grant Program for Nonemployee Directors under the Zillow Group, Inc. 2020 Incentive Plan (the “NED Program”), which is filed as Exhibit 10.1 to this Current Report on Form 8-K and incorporated herein by reference. Pursuant to the NED Program, nonemployee directors are eligible to receive on each March 1st a stock option grant for that number of shares of the Company’s Class C capital stock having a Black-Scholes-Merton value of $250,000 on the date of grant, with one-fourth of the shares subject to this option grant vesting quarterly over one year and a per share exercise price equal to the closing price of the Company’s Class C capital stock on the date of grant.

In addition, in connection with his initial appointment to the Board, Mr. Gurley will receive a stock option grant for that number of shares of the Company’s Class C capital stock having a Black-Scholes-Merton value of $41,667 on the date of grant and a per share exercise price equal to the closing price of the Company’s Class C capital stock on the date of grant. This option grant will become fully vested and exercisable on March 1, 2025. As is customary, Mr. Gurley and the Company will enter into an indemnification agreement providing for contractual rights to indemnification, expense advancement and reimbursement to the fullest extent permitted by the Washington Business Corporation Law, substantially in the form filed as Exhibit 10.2 to this Current Report on Form 8-K and incorporated herein by reference.

A copy of the press release announcing Mr. Gurley’s appointment as a member of the Board is furnished as Exhibit 99.1 to this Current Report on Form 8-K.

Item 9.01	Financial Statements and Exhibits.
(d) Exhibits.

Exhibit Number	Description

10.1*
Stock Option Grant Program for Nonemployee Directors under the Zillow Group, Inc. 2020 Incentive Plan (Filed as Exhibit 10.1 to Registrant’s Current Report on Form 8-K filed with the Securities and Exchange Commission on October 15, 2020 and incorporated herein by reference).

10.2*
Form of Indemnification Agreement between Zillow Group, Inc. and each of its directors and executive officers (Filed as Exhibit 10.9 to Registrant’s Current Report on Form 8-K12B filed with the Securities and Exchange Commission on February 17, 2015 and incorporated herein by reference).

99.1	Press release issued by Zillow Group, Inc. dated January 9, 2024.

104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

*	Indicates a management contract or compensatory plan or arrangement.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: January 9, 2024	ZILLOW GROUP, INC.

	By:	/s/ JENNIFER ROCK
	Name:	Jennifer Rock
	Title:	Chief Accounting Officer